Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-176852 on Form S-8 of our report dated June 25, 2013, appearing in this Annual Report on Form 11-K of the PPG Puerto Rico Employee Savings Plan for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania
June 25, 2013